                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ADVANCED MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                             ADVANCED MEDICAL, INC.
                             10221 WATERIDGE CIRCLE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 458-7000

                       NOTICE OF SOLICITATION OF CONSENTS

To the Stockholders of Advanced Medical, Inc.:

    This Notice of Solicitation of Consents and accompanying Consent Statement (the "Consent Statement") are furnished to you by Advanced Medical, Inc. (the "Company") in connection with its solicitation of written consents ("Consents") from the holders of its common stock, par value $.0.01 per share (the "Common Stock"), to take action without a stockholders' meeting.

    Specifically, the Company is asking holders of its Common Stock to consent to a proposed amendment (the "Amendment") to the Company's Certificate of Incorporation to change the Company's legal name to "ALARIS Medical, Inc."

    The Board of Directors urges you to indicate your written consent to the Amendment by marking, signing and dating the enclosed consent card, and promptly mailing it so that it would be received by the Company on or before April 29, 1997 in the enclosed postage-paid envelope. If your stock is held jointly with another person or as joint tenants, each of you should sign. If you are signing as attorney, executor, administrator, trustee, guardian, corporate officer, or other similar capacity, please indicate your title. The proposed corporate action may be taken only if the holders of a majority of the outstanding shares of Common Stock at the close of business on March 27, 1997, which is the record date for this solicitation (the "Record Date"), submit to the Company a written consent to such action. The Consent Statement and the related consent card are first being furnished to all holders of record of Common Stock as of the Record Date, on or about April 2, 1997. Executed Consents will be accepted by the Company through the close of business on April 29, 1997.

    If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only that entity can execute a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares. The Company urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Company, so that the Company will be aware of all instructions given and can attempt to ensure that such instructions are followed.

    The Board of Directors unanimously recommends that you vote FOR the proposed amendment to the Certificate of Incorporation.

                                          By Order of the Board of Directors

                                          John A. de Groot, Secretary

April 2, 1997
San Diego, California

                             ADVANCED MEDICAL, INC.
                             10221 WATERIDGE CIRCLE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 458-7000

                         CONSENT SOLICITATION STATEMENT

                     AMENDMENT TO ADVANCED MEDICAL, INC.'S
                     CERTIFICATE OF INCORPORATION TO CHANGE
                        ITS NAME TO ALARIS MEDICAL, INC.

Approximate date of Mailing of this Consent Statement: April 2, 1997.

                                  INTRODUCTION

    This Consent Statement is being furnished by the Board of Directors of Advanced Medical, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate") by the written consent of the holders of a majority of the company's outstanding Common Stock, par value $0.01 per share (the "Common Stock").

    The Company's Board of Directors has approved and recommended that the Company's Certificate be amended to change the name of the Company from Advanced Medical, Inc. to "ALARIS Medical, Inc." Following a solicitation period of at least 20 days from the date of the mailing of this Consent Statement, the proposed Amendment will become effective upon (i) the approval of the Amendment by the written consent of the holders of not less than a majority of the Company's outstanding Common Stock and (ii) the filing of the Amendment with the Secretary of State of the State of Delaware. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE PROPOSED AMENDMENT.

                 REASONS FOR NAME CHANGE/EFFECT OF NAME CHANGE

    Pursuant to a series of mergers (collectively, the "Merger") occurring on November 26, 1996, the operations of IMED Corporation, which was a subsidiary of the Company, and IVAC Medical Systems, Inc. ("IVAC Medical Systems"), which was a subsidiary of IVAC Holdings, Inc. ("IVAC Holdings"), were transferred to IVAC Holdings, and IVAC Holdings became a wholly owned subsidiary of the Company. The effect of the Merger is the integration of the infusion systems and related technologies operations of IVAC Medical Systems and IMED Corporation. The Company has determined to change its name for the following reasons: (i) the Merger creates a new organization and a new era for the Company, and (ii) the new name creates an identity that reflects the Company's standing in its industry.

    The name "alaris", derived from Latin meaning "to have wings", signifies the Company's dedication to technological leadership and advancement. The Company believes that the name's imagery reinforces a commitment to quality products and services and excellence in its field.

    Additionally, in connection with the change of name of Advanced Medical, Inc. to "ALARIS Medical, Inc.", it is anticipated that IVAC Holdings will change its name to "ALARIS Medical Systems, Inc."

    The effect of the proposed Amendment is solely to change the name of the Company. The Amendment does not have any other effect on the Certificate. If the Amendment is approved by the shareholders, Article 1 of the Certificate shall be restated to read in its entirety as follows:

"The name of this corporation is ALARIS Medical, Inc."

    The change of name will not affect in any way the validity or transferability of stock certificates currently outstanding or the capital structure of the Company. If the Amendment is approved, stockholders with certificated shares may continue to hold their existing certificates, which will continue to represent the same number of shares, remain authentic and will not be required to be returned to the Company or its transfer agent for reissuance. New stock certificates issued upon transfer of shares of Common Stock after the name change will bear the name "ALARIS Medical, Inc." Delivery of existing stock certificates will continue to be accepted in a sale transaction made by a shareholder after the corporate name is changed.

               GENERAL INFORMATION ABOUT SOLICITATION OF CONSENTS

CONSENT PROCEDURE; EFFECTIVENESS; RECORD DATE

    Section 228 of the Delaware General Corporation Law ("DGCL") states that, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered offices in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. The Company's Certificate does not prohibit the use of such consents.

    A Record Date of March 27, 1997 was set by the Board of Directors acting pursuant to DGCL Section 213(b). Only the holders of record of Common Stock on the Record Date may execute Consents to the Amendment.

    The Amendment proposed herein will be adopted when properly completed, unrevoked Consents approving the Amendment are signed by the holders of record on the Record Date of a majority of the shares of Common Stock then outstanding and those Consents are presented to the Company. Although Section 228(c) of the DGCL allows the Company to accept Consents for 60 days after the earliest dated Consent is delivered to the Company, in order to allow the Company to effect the proposed name change as soon as possible, you are requested to return your consent by April 29, 1997.

    If the Amendment has received the necessary approval required by the DGCL for its adoption by April 29, 1997, it will file the Amendment with the Delaware Secretary of State promptly following that date. If the Amendment is adopted by less than unanimous consent of the Company's stockholders, the Company, pursuant to DGCL Section 228(d), will give prompt notice of the adoption of the Amendment to those stockholders who have not returned executed Consents to the Amendment to the Company by the close of business on April 29, 1997.

VOTING RIGHTS

    The unrevoked signed Consents representing the holders of record on the Record Date of at least a majority of the outstanding shares of Common Stock are necessary to effect the Amendment. On the Record Date, the Company had outstanding and entitled to vote 59,032,633 shares of Common Stock, each entitled to one vote upon matters to be acted upon by stockholder vote.

APPROVAL ANTICIPATED

    The Company anticipates that Jeffry M. Picower, the holder of approximately 79.0% of the Company's outstanding Common Stock, will give his approval of the Amendment by written consent before April 29, 1997. If and when Mr. Picower delivers his Consent to the Company, the Amendment will have received the necessary approval required by the DGCL for its adoption.

SOLICITATIONS OF CONSENTS

    Solicitations of Consents will be made by the Company. The Company has chosen to solicit Consents in order to effectuate a name change in a timely fashion without the expense of calling a special meeting of stockholders. The Company will bear all expenses of this solicitation. Consents will be solicited by mail, telephone or telecopier and in person. No employee of the Company will receive any additional compensation for such solicitation.

    Brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the Common Stock. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners of Common Stock.

REVOCATION OF CONSENTS

    An executed Consent may be revoked at any time before the expiration of the Consent or the filing of the approved Amendment with the Delaware Secretary of State by signing, dating, and delivering a written revocation to the Company. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent previously given is no longer effective. The delivery of a subsequently dated Consent which is properly completed will constitute a revocation of any earlier Consent. The revocation may be delivered to the Company at 10221 Wateridge Circle, San Diego, California 92121.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 27, 1997, information regarding the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company who own beneficially more than 5% of its outstanding Common Stock; (ii) each director of the Company; (iii) the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose total annual salary and bonus for the year ended December 31, 1996 exceeded $100,000 (the "Named Executive Officers"); and (iv) all directors and officers of the Company as a group. Unless otherwise stated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. Unless otherwise indicated, each such person's business address is 10221 Wateridge Circle, San Diego, California 92121. The Company is unaware of any arrangements which may result in a change of control of the Company.

                                NAME AND ADDRESS OF                                                     PERCENTAGE
                                 BENEFICIAL OWNERS                                        NUMBER        OF CLASS(1)
------------------------------------------------------------------------------------  ---------------  -------------
Jeffry M. Picower...................................................................    46,643,209(2)         79.0%
  South Ocean Blvd.
  Palm Beach, FL33480

William J. Mercer...................................................................       200,000(3)            *

Norman M. Dean......................................................................        16,000(4)            *

Henry Green.........................................................................         5,000               *

Frederic Greenberg..................................................................        10,000(4)            *

Richard B. Kelsky...................................................................        94,100(4)            *

All directors and officers as a group (7 individuals)...............................    46,968,309(5)         79.6%

------------------------

 *  Less than 1%

(1) Calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(2) Includes (i) 20,079,477 shares owned by Decisions Incorporated ("Decisions"), (ii) 2,489,463 shares owned by JA Special Limited Partnership ("JA Special") and 24,074,269 shares owned by JD Partnership, L.P. ("JD Partnership"). Mr. Picower is the sole stockholder and sole director of Decisions, which is the sole general partner of JD Partnership, and he is the sole general partner of JA Special. As such, Mr. Picower shares or has the sole power to vote or direct the vote of and to dispose or direct the disposition of such shares of common stock and may be deemed to be the beneficial owner of such shares.

(3) Represents (i) 100,000 shares owned by the William J. Mercer Trust, of which Mr. Mercer is the trustee and a beneficiary; and (ii) options on 100,000 shares of the Common Stock granted upon consummation of the Merger. In addition, pursuant to an employment agreement with the Company, Mr. Mercer will be granted additional options on 500,000 shares of Common Stock that vest over time.

(4) Includes currently exercisable options on 12,000 shares of common stock for each of Messrs. Dean and Kelsky under the Company's Second Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Does not include options on 10,000 shares of common stock, which first vest on August 1997, granted to each of Messrs. Dean and Greenberg pursuant to a special grant of the Board of Directors of the Company.

(5) Includes currently exercisable options on 36,000 shares under the Directors Plan. Includes options granted to Mr. Mercer upon consummation of the Merger. See Note (3).

                              VOTING INSTRUCTIONS

    If you wish to Consent to the Amendment and were a record holder of Common Stock on the Record Date, please mark the appropriate "CONSENT" box on the accompanying consent card and sign, date and mail it promptly to the Company in the enclosed envelope.

    If you do not wish to Consent to the Amendment and were a record holder of Common Stock on the Record Date, you may mark the appropriate "consent Withheld" or "Abstain" box on the accompanying consent card, and sign, date and mail the card in the enclosed envelope. In addition, by not returning a consent card, a holder of Common Stock will be deemed not to have consented to the Amendment.

    When a stockholder whose Consent is solicited specifies a choice with respect to the Amendment, the Consent shall be given in accordance with the specifications so made. If a stockholder who has returned to the Company an executed Consent has failed to check a box marked "CONSENT WITHHELD" or "ABSTAIN" for the proposed Amendment, such stockholder shall be deemed to have CONSENTED to the Amendment.

    Under Delaware law, broker non-votes, directions to withhold authority to consent and abstentions are counted for purposes of establishing a quorum although they are not counted for the purpose of determining whether a proposal has been approved. Since the holders of a majority of the outstanding shares of Common Stock must consent to the proposed Amendment in order for such proposal to be adopted (and there is no quorum requirement applicable to consent solicitations), a broker non-vote, direction to withhold authority to vote or an abstention has the same effect as a "no" vote with respect to the proposed Amendment.

    If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT.

                       NO DISSENTERS' RIGHTS OF APPRAISAL

    There is no provision in the DGCL allowing for dissenters' rights of appraisal in connection with the Amendment.

                               EXECUTIVE OFFICES

    The Company's principal executive offices are located at 10221 Wateridge Circle, San Diego, California 92121.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

    Any proposal of a stockholder intended to be presented at the Company's 1997 annual meeting of stockholders must have been received by the Secretary of the Company by February 10, 1997, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to the 1997 annual meeting. Information relating to shareholder proposals to be presented at the Company's 1998 annual meeting will be provided at a later date in a separate proxy statement related to the 1997 annual meeting.

                                          By Order of the Board of Directors

                                          John A. de Groot, Secretary

                                  CONSENT

                           ADVANCED MEDICAL, INC.
                           10221 Wateridge Circle
                         San Diego, California 92121


        THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (i) acknowledges receipt of the notice dated April 2, 1997, of the solicitation of consents from the stockholders of Advanced Medical, Inc., a Delaware corporation (the "Company"), and the consent solicitation statement related thereto and (ii) votes all shares of the Company's common stock, $0.01 par value (the "Common Stock"), held of record by the undersigned on March 27, 1997, as designated on the reverse side.


        PLEASE SIGN THIS CONSENT AND RETURN IT PROMPTLY IN ENCLOSED
  ENVELOPE SO THAT IT IS RECEIVED BY THE COMPANY ON OR PRIOR TO APRIL 29, 1997
                       _____________________________.

                         (PLEASE SIGN ON THE OTHER SIDE)

     THIS CONSENT WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS CONSENT WILL BE VOTED FOR PROPOSAL 1.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 1. PLEASE REVIEW CAREFULLY THE CONSENT SOLICITATION STATEMENT DELIVERED WITH THIS CONSENT.

1. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM ADVANCED MEDICAL, INC. TO ALARIS MEDICAL, INC.

    / /  CONSENT        / / CONSENT WITHHELD       / / ABSTAIN


     The undersigned hereby revokes any Consents heretofore given by the undersigned in connection with the above Proposal 1 with respect to which the undersigned is entitled to vote and act with respect to the above Proposal 1.

                                       Dated:                          , 1997
                                             --------------------------
                                              (Month)             (Day)


                                       --------------------------------------
                                                      Signature


                                       --------------------------------------
                                              Signature, if held jointly

                                       Please sign exactly as name appears
                                       hereon. If shares are held by joint
                                       tenants, both should sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such. If
                                       a corporation, please sign in full
                                       corporate name by the president or
                                       other authorized officer. If a
                                       partnership, please sign in partnership
                                       name by an authorized person.